Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 28, 1997 included in APAC TeleServices, Inc.'s Form 10-K for the year ended December 19, 1996, and to all references to our firm included in this Registration Statement.


                                   ARTHUR ANDERSEN LLP


Chicago, Illinois
November 13, 1997